Medifast Announces Third Quarter 2024 Financial Results

November 4, 2024
BALTIMORE – (BUSINESS WIRE)--Medifast (NYSE: MED), the health and wellness company known for its habit-based and coach-guided lifestyle solution, OPTAVIA®, today reported results for the third quarter ended September 30, 2024.

Third Quarter 2024
•Revenue of $140.2 million, with revenue per active earning coach of $4,672
•Independent active earning OPTAVIA coaches of 30,000
•Net income of $1.1 million (non-GAAP adjusted net income of $3.9 million)
•Income per diluted share of $0.10 (non-GAAP adjusted earnings per share ("EPS") of $0.35)
•Cash, Cash Equivalents, and Investment Securities of $170.0 million with no debt

“Medical innovation has transformed the weight loss industry, so at Medifast we’re creating a health and wellness business of the future by meeting the unique needs of customers regardless of their approach to their health goals,” said Dan Chard, Chairman & CEO.

“We offer comprehensive support for medication users including access to clinicians through LifeMD, as well as programs and products to help maintain muscle and minimize side effects. We’re developing customized solutions for those looking to maintain their weight and build a healthier lifestyle beyond medication usage. Importantly, our clinically-studied coach-led program remains a powerful solution for those not using medications at all, combining the community support, a habit-based approach and nutritional products that are a hallmark of all our OPTAVIA programs, having already helped over 3 million people achieve improved health.”

Chard concluded, “With tailored plans, personal solutions and a focused approach to driving customer acquisition, we believe that our strategy can drive sustainable growth in the quarters and years ahead.”

Third Quarter 2024 Results

Third quarter 2024 revenue decreased 40.6% to $140.2 million from $235.9 million for the third quarter of 2023 primarily driven by a decrease in the number of active earning OPTAVIA coaches and lower coach productivity. The total number of active earning OPTAVIA coaches decreased 36.3% to 30,000 compared to 47,100 for the third quarter of 2023. The average revenue per active earning OPTAVIA coach was $4,672, compared to $5,008 for the third quarter last year, primarily driven by continued pressure on customer acquisition.

Gross profit decreased 40.4% to $105.7 million from $177.4 million for the third quarter of 2023. The decrease in gross profit was primarily due to lower revenue. Gross profit margin was 75.4% compared to 75.2% in the third quarter of 2023.

Selling, general, and administrative expenses (“SG&A”) decreased 31.8% to $103.6 million compared to $151.9 million for the third quarter of 2023. The decrease in SG&A was primarily due to a $38.2 million decrease in OPTAVIA coach compensation on fewer active earning coaches and lower volumes and $5.0 million of reduced costs for coach-related events, including convention. As a percentage of revenue,

SG&A increased 950 basis points year-over-year to 73.9% of revenue, as compared to 64.4% for the third quarter of 2023. The increase in SG&A as a percentage of revenue was primarily due to approximately 590 basis points of costs for Company-led customer acquisition initiatives and 340 basis points attributable to the loss of leverage on fixed costs due to lower sales volumes. Non-GAAP adjusted SG&A, which excludes the final $1.7 million of expenses related to the company’s overall $10 million collaboration with LifeMD, decreased 32.9% to $101.9 million and non-GAAP adjusted SG&A as a percentage of revenue increased 830 basis points year-over-year to 72.7%.

The company's income from operations for the period was $2.1 million, a decrease of 91.7% from income from operations of $25.5 million in the prior year comparable period. As a percentage of revenue, income from operations was 1.5% for the third quarter of 2024 compared to 10.8% in the prior-year period. Non-GAAP adjusted income from operations decreased 85.3% to $3.8 million. Non-GAAP adjusted income from operations as a percentage of revenue was 2.7%, a decrease of 810 basis points from the year-ago period.

The effective tax rate was 28.5% for the third quarter of 2024 compared to 12.9% in the prior-year period. The increase in the effective tax rate for the three months ended September 30, 2024 was primarily driven by a decrease in the tax benefit for donations of inventory compared to 2023. The non-GAAP effective tax rate was 26.0% as compared to 12.9% in the prior year period.

In the third quarter of 2024, the company's net income was $1.1 million, or $0.10 per diluted share, based on approximately 11.0 million shares of common stock outstanding. In the third quarter of 2023, net income was $23.1 million, or $2.12 per diluted share, based on approximately 10.9 million shares of common stock outstanding. In the third quarter 2024, non-GAAP adjusted net income was $3.9 million, or $0.35 per diluted share.

Capital Allocation and Balance Sheet

The company’s balance sheet remains strong with $170.0 million in cash, cash equivalents and investment securities and no debt as of September 30, 2024, compared to $150.0 million in cash, cash equivalents and investment securities and no debt at December 31, 2023. As of September 30, 2024, the company maintained a $225 million credit facility. Given the company’s healthy cash position, which is projected to be maintained through the expiration of the credit facility, the company cancelled its credit agreement, effective October 30, 2024. This action was made as part of the Fuel for the Future initiative, as the company incurred approximately $50 thousand of cash expenses related to the termination and expects to achieve annual savings of approximately $500 thousand in commitment fees. Unamortized debt issuance costs totaling $419 thousand will be expensed in the fourth quarter of 2024. The credit agreement termination was done in accordance with its terms. As of the date of termination, the company did not have any borrowings under the credit agreement, and the company was in compliance with all covenants. In addition, the company did not incur any premium or early penalties in connection with the termination.

Outlook
The company expects fourth quarter 2024 revenue to be in the range of $100 million to $120 million and fourth quarter 2024 diluted loss per share to be in the range of $0.10 to $0.65. The EPS range excludes any gains or losses from changes in the market price of the company’s LifeMD common stock investment.

Conference Call Information
The conference call is scheduled for today, Monday, November 4, 2024 at 4:30 p.m. ET. The call will be broadcast live over the Internet, hosted on the Investor Relations section of Medifast’s website at www.MedifastInc.com or directly at https://viavid.webcasts.com/starthere.jsp?ei=1691825&tp_key=981ddaa9cf and will be archived online and available through February 4, 2025. In addition, listeners may dial 201-389-0879 to join via telephone.
A telephonic playback will be available from 7:30 p.m. ET, November 4, 2024, through November 11, 2024. Participants can dial 412-317-6671 and enter passcode 13749320 to hear the playback.

About Medifast®: Medifast (NYSE: MED) is the health and wellness company known for its habit-based and coach-guided lifestyle solution OPTAVIA®, which provides people with a simple yet comprehensive approach to address obesity and support a healthy lifestyle. OPTAVIA's holistic solution includes lifestyle plans with clinically proven health benefits, scientifically developed products, and a framework for habit creation – all reinforced by independent coach support for customers on their weight loss journeys. Through its collaboration with national virtual primary care provider LifeMD® (Nasdaq: LFMD) and its affiliated medical group, the holistic solution now includes access to GLP-1 medications where clinically appropriate. Medifast remains committed to its mission of offering Lifelong Transformation, Making a Healthy Lifestyle Second Nature™. Visit the OPTAVIA and Medifast websites for more information and follow @Medifast on X and LinkedIn.

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Forward Looking Statements

Please Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend,” “anticipate,” “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals, outlook or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Medifast's inability to maintain and grow the network of independent OPTAVIA Coaches; Industry competition and new weight loss products, including weight loss medications, or services; Medifast’s health or advertising related claims by OPTAVIA customers; Medifast's inability to continue to develop new products; effectiveness of Medifast's advertising and marketing programs, including use of social media by OPTAVIA Coaches; the departure of one or more key personnel; Medifast's inability to protect against online security risks and cyberattacks; risks associated with Medifast's direct-to-consumer business model; disruptions in Medifast's supply chain; product liability claims; Medifast's planned growth into domestic markets including through its collaboration with LifeMD, Inc.; adverse publicity associated with Medifast's products; the impact of existing and future laws and regulations on Medifast’s business; fluctuations of Medifast's common stock market price; increases in litigation; actions of activist investors; the consequences of other geopolitical events, overall economic and market conditions and the resulting impact on consumer sentiment and spending patterns; and Medifast's ability to prevent or detect a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:
Medifast, Inc.
Steven Zenker
InvestorRelations@medifastinc.com
(443) 379-5256

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(U.S. dollars in thousands, except per share amounts & dividend data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenue	$140,163	$ 235,86	$ 483,46	$ 881,03
Cost of sales	34,489	58,492	127,056	246,558
Gross profit	105,674	177,377	356,404	634,481

Selling, general, and administrative	103,568	151,868	354,235	516,755

Income from operations	2,106	25,509	2,169	117,726

Other (expense) income
Interest income	1,333	1,033	3,851	1,314
Other (expense) income	(1,861)	7	(3,508)	(45)
	(528)	1,040	343	1,269

Income before provision for income taxes	1,578	26,549	2,512	118,995

Provision for income taxes	449	3,418	1,222	25,615

Net income	1129	23131	1290	93380

Earnings per share - basic	0.10	2.12	0.12	8.58

Earnings per share - diluted	0.10	2.12	0.12	8.55

Weighted average shares outstanding
Basic	10,937	10,892	10,928	10,881
Diluted	10,971	10,933	10,959	10,925

Cash dividends declared per share	$	$1.65	$	$4.95

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. dollars in thousands, except par value)

	September 30, 202	December 31, 202

ASSETS
Current Assets
Cash and cash equivalents	$115,307	$94,440
Inventories, net	40,095	54,591
Investments	54,648	55,601
Income taxes, prepaid	8,229	8,727
Prepaid expenses and other current assets	6,696	10,670
Total current assets	224,975	224,029

Property, plant and equipment - net of accumulated depreciation	39,003	51,467
Right-of-use assets	12,290	15,645
Other assets	10,967	14,650
Deferred tax assets, net	4,002	4,117

TOTAL ASSETS	$ 291,23	$309,908.00

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$66,270	$86,415
Current lease obligations	6,106	5,885
Total current liabilities	72,376	92,300

Lease obligations, net of current lease obligations	11,519	16,127
Total liabilities	83,895	108,427

Stockholders' Equity
Common stock, par value $0.001 per share: 20,000 shares authorized;
10,937 and 10,896 issued and outstanding
at September 30, 2024 and December 31, 2023, respectively	11	11
Additional paid-in capital	31,005	26,573
Accumulated other comprehensive income	349	248
Retained earnings	175,977	174,649
Total stockholders' equity	207,342	201,481

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$291,237	$309,908

Non-GAAP Financial Measures
In an effort to provide investors with additional information regarding results, the company discloses various non-GAAP financial measures in the quarterly earnings press release and other public disclosures. The following GAAP financial measures have been presented on an as adjusted basis: cost of sales, gross profit, SG&A expenses, income from operations, other income (expense), provision for income taxes, net income, effective tax rate, and diluted earnings per share. Each of these non-GAAP financial measures excludes the impact of certain amounts as further identified below that the company believes are not indicative of its core ongoing operational performance. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included below. These non-GAAP financial measures are not intended to replace GAAP financial measures.

These non-GAAP financial measures are used internally to evaluate and manage the company's operations because the company believes they provide useful supplemental information regarding the company's on-going economic performance. The company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

The following tables reconcile the non-GAAP financial measures included in this release:

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED NON-GAAP (UNAUDITED)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2024
	GAAP	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Prepaid Services Amortization	Non-GAAP
Cost of sales	$ 34,48	$	$	$ 34,48
Gross profit	105,674	—	—	105,674
Selling, general, and administrative	103,568	—	(1,652)	101,916
Income from operations	2,106	—	1,652	3,758
Other income (expense)	(528)	1,984	—	1,456
Provision for income taxes	449	496	413	1,358
Net income	1,129	1,488	1,239	3,856
Diluted earnings per share(1)	0.10	0.14	0.11	0.35

	Three Months Ended September 30, 2023
	GAAP	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Prepaid Services Amortization	Non-GAAP
Cost of sales	$ 58,49	$	$	$ 58,49
Gross profit	177,377	—	—	177,377
Selling, general, and administrative	151,868	—	—	151,868
Income from operations	25,509	—	—	25,509
Other income	1,040	—	—	1,040
Provision for income taxes	3,418	—	—	3,418
Net income	23,131	—	—	23,131
Diluted earnings per share(1)	2.12	—	—	2.12

	Nine Months Ended September 30, 2024
	GAAP	Supply Chain Optimization and Restructuring of External Manufacturing Agreements	OPTAVIA Convention Cancellation	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Prepaid Services Amortization	Non-GAAP
Cost of sales	$ 127,05	$ (2,579	$	$	$	$ 124,47
Gross profit	356,404	2,579	—	—	—	358,983
Selling, general, and administrative	354,235	(12,502)	(3,000)		(5,000)	333,733
Income from operations	2,169	15,081	3,000	—	5,000	25,250
Other income	343	—	—	3,734	—	4,077
Provision for income taxes	1,222	3,770	750	934	1,250	7,926
Net income	1,290	11,311	2,250	2,800	3,750	21,400
Diluted earnings per share(1)	0.12	1.03	0.21	0.26	0.34	1.95

	Nine Months Ended September 30, 2023
	GAAP	Supply Chain Optimization and Restructuring of External Manufacturing Agreements	OPTAVIA Convention Cancellation	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Prepaid Services Amortization	Non-GAAP
Cost of sales	$246,558.00	$	$	$	$	$ 246,55
Gross profit	634,481	—	—	—	—	634,481
Selling, general, and administrative	516,755	—	—	—	—	516,755
Income from operations	117,726	—	—	—	—	117,726
Other income	1,269	—	—	—	—	1,269
Provision for income taxes	25,615	—	—	—	—	25,615
Net income	93,380	—	—	—	—	93,380
Diluted earnings per share(1)	8.55	—	—	—	—	8.55
(1) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average shares outstanding used in the calculation of the reported per share amounts.